UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2011

CHATHAM LODGING TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34693	27-1200777
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

50 Cocoanut Row, Suite 216, Palm Beach, Florida		33480
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(561) 802-4477

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Wholly owned subsidiaries of Chatham Lodging Trust (the "Company") issued a $15.8 million loan that is secured by the Residence Inn New Rochelle, New York. The loan carries an interest rate of 5.75 percent and matures in 2021. The loans will amortize based on a 25-year amortization period.

The loan is secured by a first mortgage lien on the respective hotel and its related equipment, fixtures, personal property and other assets. The loan agreement and related documents contain representations, warranties, covenants, conditions and events of default customary for single-property mortgage financings of this type.

Item 9.01 Financial Statements and Exhibits.

Press release dated August 17, 2011 announcing the Residence Inn New Rochelle, New York financing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

August 17, 2011	By:	Dennis M. Craven

Name: Dennis M. Craven
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 17, 2011